                                                                    EXHIBIT 11.2
                                                                     PAGE 1 OF 2

                    GREYHOUND LINES, INC. AND SUBSIDIARIES

                      COMPUTATION OF EARNINGS PER SHARE

                                                                                         THREE MONTHS ENDED
                                                                                          SEPTEMBER 30, 1996
                                                                                       -----------------------
PRIMARY EARNINGS PER SHARE

   Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   19,398,000
                                                                                           ==============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        58,419,691
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .         1,133,697
                                                                                           --------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        59,444,196
                                                                                           --------------

   Net income per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $         0.33
                                                                                           ==============


FULLY DILUTED EARNINGS PER SHARE

   Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   19,398,000
   Plus interest expense on Convertible Debentures  . . . . . . . . . . . . . . . . . .               ---  **
                                                                                           --------------
   Adjusted net  income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   19,398,000
                                                                                           ==============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        58,419,691
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .         1,133,697
       Assuming conversion of Convertible Debentures into shares of Common Stock  . . .               ---  **
                                                                                           --------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        59,444,196
                                                                                           --------------

   Net  income  per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $         0.33
                                                                                           ==============



** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.

                                                                    EXHIBIT 11.2
                                                                     PAGE 2 OF 2

                    GREYHOUND LINES, INC. AND SUBSIDIARIES

                      COMPUTATION OF EARNINGS PER SHARE

                                                                                          NINE MONTHS ENDED
                                                                                          SEPTEMBER 30, 1996
                                                                                         ---------------------
PRIMARY LOSS PER SHARE

   Net loss     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    (7,680,000)
                                                                                           ===============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .         58,349,073
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .           (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .                ---  *
                                                                                           ---------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .         58,239,881
                                                                                           ---------------

   Net loss per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $         (0.13)
                                                                                           ===============


FULLY DILUTED LOSS PER SHARE

   Net loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   ( 7,680,000)
   Plus interest expense on Convertible Debentures  . . . . . . . . . . . . . . . . . .                ---  **
                                                                                           ---------------
   Adjusted net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   ( 7,680,000)
                                                                                           ===============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .         58,349,073
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .           (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .                ---  *
       Assuming conversion of Convertible Debentures into shares of Common Stock  . . .                ---  **
                                                                                           ---------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .         58,239,881
                                                                                           ---------------

   Net  loss  per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $         (0.13)
                                                                                           ===============




* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.